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                                                                      EXHIBIT 99

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 11-K

(MARK ONE)
[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   for the fiscal year ended October 31, 2001

                                       OR

[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

             for the transition period from __________ to __________

                         Commission File Number: 1-4423

A. Full title of the plan and address of the plan, if different from that of the issuer named below:

                             HEWLETT-PACKARD COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             HEWLETT-PACKARD COMPANY
                               3000 HANOVER STREET
                           PALO ALTO, CALIFORNIA 94304

                              REQUIRED INFORMATION
                                Not applicable.

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                                   SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the administrator of the plan has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HEWLETT-PACKARD COMPANY
                                          EMPLOYEE STOCK PURCHASE PLAN

                                          By:  /s/  Ann O. Baskins
                                              ----------------------------------
                                              Ann O. Baskins
                                              Vice President, General Counsel
                                                 and Secretary

Date:  January 29, 2002